Exhibit 99.(d)(6)

AMENDMENT TO

INVESTMENT ADVISORY AGREEMENT

This Amendment (“AMENDMENT”), dated as of August 18, 2020, amends the Investment Advisory Agreement dated September 30, 2004, as amended, (the “Agreement”) between Boston Trust Walden Funds (formerly The Boston Trust & Walden Funds), a Massachusetts business Trust (the “Trust) and Boston Trust Walden Inc. (formerly Boston Trust Investment Management, Inc.), a corporation organized under the laws of the Commonwealth of Massachusetts (the “Investment Adviser”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the parties wish to amend the Agreement pursuant to this Amendment to update Schedule A, effective September 30, 2020, to reflect (1) the name changes and re-designation of the funds listed below; and (2) the merger of Walden Small Cap Fund into Boston Trust Walden Small Cap Fund, as follows:

Current Name	Re-Designated Name
Walden Equity Fund	Boston Trust Walden Equity Fund
Walden Balanced Fund	Boston Trust Walden Balanced Fund
Walden International Equity Fund	Boston Trust Walden International Equity Fund
Walden Midcap Fund	Boston Trust Walden Midcap Fund
Walden SMID Cap Fund	Boston Trust Walden SMID Cap Fund
Boston Trust Small Cap Fund	Boston Trust Walden Small Cap Fund
Walden Small Cap Fund	N/A. Series merged into Boston Trust Walden Small
Cap Fund in April 2020.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and the Investment Adviser hereby agree as follows:

1.              Schedule A

Effective September 30, 2020, Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to the end of this amendment.

2.              Miscellaneous.

(a)                                 This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)                                 Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)                                  Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)                                 This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BOSTON TRUST WALDEN FUNDS

By:	/s/ Lucia Santini
Name:	Lucia Santini
Title:	President

BOSTON TRUST WALDEN INC.

By:	/s/ Lucia Santini
Name:	Lucia Santini
Title:	President

Dated: August 18, 2020

Effective:  September 30, 2020

SCHEDULE A

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN

BOSTON TRUST WALDEN FUNDS

AND

BOSTON TRUST WALDEN INC.

Name of Fund	Compensation

Boston Trust Asset Management Fund	0.75% of average daily net assets up to $500 million and 0.50% of average daily net assets in excess of $500 million

Boston Trust Equity Fund	0.75% of average daily net assets

Boston Trust Midcap Fund	0.75% of average daily net assets

Boston Trust SMID Cap Fund	0.75% of average daily net assets

Boston Trust Walden Small Cap Fund	0.75% of average daily net assets

Boston Trust Walden Balanced Fund	0.75% of average daily net assets

Boston Trust Walden Equity Fund	0.75% of average daily net assets

Boston Trust Walden Midcap Fund	0.75% of average daily net assets

Boston Trust Walden SMID Cap Fund	0.75% of average daily net assets

Boston Trust Walden International Equity Fund	0.75% of average daily net assets

BOSTON TRUST WALDEN FUNDS		BOSTON TRUST WALDEN INC.

By:	/s/ Lucia Santini	By:	/s/ Lucia Santini
Name:	Lucia Santini	Name:	Lucia Santini
Title:	President	Title:	President